UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2007
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland (State or other jurisdiction of incorporation or organization)	20-0191742 (I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL (Address of principal executive offices)	35242 (Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 31, 2007, the Board of Directors (the “Board”) of Medical Properties Trust, Inc. (the “Company”), in its capacity as the sole member of the sole general partner of MPT Operating Partnership, L.P. (the “Operating Partnership”), approved the entering into of a Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership. The primary purpose of the amendment is to establish the terms of a new class of partnership units (“LTIP units”), which are structured to qualify as “profits interests” for federal income tax purposes. Participants in the Company’s 2007 Multi-Year Incentive Plan will be eligible to receive awards in the form of LTIP units, as further described in Item 5.02 below.
LTIP units initially will not have full parity, on a per unit basis, with the Operating Partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP units can over time achieve full parity with common units, at which time the LTIP units that have been earned and vested under the terms of the applicable award, may be converted into common units on a one-for-one basis. LTIP units that have been converted into common units are redeemable by the holder for, at the Company’s election, either shares of common stock of the Company on a one-for-one basis or their equivalent in cash. Regular and other non-liquidating distributions will be made with respect to the LTIP units, both vested and unvested, from the date of their issuance, subject to the terms of the applicable award. Distributions will be in the same amount and at the same time as those made with respect to common units, which is equal to the regular dividends and other distributions paid on an equal number of common shares of the Company.
The foregoing summary is qualified in its entirety by reference to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2007, the Company approved the form of award agreement to be used to grant awards under the Company’s 2007 Multi-Year Incentive Plan (the “2007 Plan”). As previously reported, the 2007 Plan is a new long-term incentive compensation program approved by the Compensation Committee of the Board (the “Committee”) and is designed to motivate, retain and reward the Company’s senior executive officers based on the achievement of key business objectives while maintaining alignment of their interests with those of the Company’s shareholders. The 2007 Plan consists of three basic components:
•	time-based restricted equity awards;

•	core performance restricted equity awards; and

•	superior performance restricted equity awards.
Each of these awards will be granted under the Company’s Second Amended and Restated 2004 Equity Incentive Plan and, at the election of the recipient, may be granted either in the form of restricted shares of the Company’s common stock or partnership profits interest units in the Company’s operating partnership, as described in Item 1.01 above.
Time-based awards. The time-based awards vest annually and ratably over a seven-year period (beginning March 1, 2007 through December 31, 2013) and provide for payment of dividends and other non-liquidating distributions on all vested and unvested awards.
Core performance awards. The core performance awards also vests annually and ratably over a seven-year period (beginning March 1, 2007 through December 31, 2013) contingent upon the Company’s achievement of a simple 9% annual total return to shareholders (pro-rated to 7.5% for the first vesting period from March 1, 2007 through December 31, 2007). Core performance awards (in the case of LTIP units) are granted prior to the determination of performance-based vesting and are thus subject to forfeiture to the extent that less than the full award becomes vested over the seven-year performance measurement period. At the end of each calendar year, the Committee will determine the Company’s pro-rated annual total return to shareholders and the Company’s cumulative total return to shareholders from March 1, 2007 through the end of such calendar year. Vesting of the core performance awards will occur as of the end of such calendar year, as follows:

Total Return to Shareholders	Vesting
(pro-rated for March 1, 2007 through December 31, 2007)

Annual Return and Cumulative Return per year both less than a simple 9%	0%

Annual Return or Cumulative Return per year equal to or greater than a simple 9%	14.286%

Cumulative Return per year equal to or greater than a simple 9%	Any portion that failed to vest in prior years
Core performance awards also provide for payment of dividends and other non-liquidating distributions on all vested and unvested awards.
Superior performance awards. The superior performance awards will be awarded based on achievement of specified share price thresholds during the period beginning March 1, 2007 through December 31, 2010, and will then vest annually and ratably over the subsequent three-year period (2011-2013). Superior performance awards (in the case of LTIP units) will be granted in the maximum number of units that could be earned based on the full achievement of the performance criteria over the measurement period and are thus subject to forfeiture to the extent that less than the full award is earned. If the 30-day average stock price is at or above $26.00 on each trading day of a 30-day period between January 1, 2009 and December 31, 2010, 100% superior performance awards will be earned as of the last day in such 30-trading day period. Otherwise, awards will be earned as of December 31, 2010 based on the 30-day average stock price measured on December 31, 2010, as follows:

Average Stock Price	Percentage Earned
Less than $20.00	0.000%

Equal to or greater than $20.00 and less than $22.00	33.334%

Equal to or greater than $22.00 and less than $24.00	58.334%

Equal to or greater than $24.00 and less than $26.00	75.000%

Equal to or greater than $26.00	100.000%

In the event that at the end of the measurement period, no superior performance awards have been earned based on the criteria set forth above but the Company has performed at or above the 50th percentile of all real estate investment trusts included in the Morgan Stanley REIT Index in terms of total return to shareholders over the same period, 33.334% of the superior performance awards will be earned as of December 31, 2010.
Superior performance awards provide for only limited payment of dividends and other non-liquidating distributions during the measurement period. After the portion of the award that has been earned is determined, all vested and unvested awards will participate in full in dividends and other non-liquidating distributions.
In the case of all awards under the 2007 Plan, vesting is also conditioned upon the recipient remaining an employee of the Company through the applicable vesting dates. The vesting of all awards will be accelerated in the event of a change of control of the Company or termination of the recipient’s service relationship with the Company under specified circumstances, including death, disability and termination by the Company without cause or by the recipient with good reason.
The foregoing summary is qualified in its entirety by reference to the forms of award agreement under the 2007 Plan which are attached hereto as Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Second Amended and Restated Agreement of Limited Partnership of MPT Operating Partnership, L.P., dated as of July 31, 2007

10.2	Form of Medical Properties Trust, Inc. 2007 Multi-Year Incentive Plan Award Agreement (LTIP Units)

10.3	Form of Medical Properties Trust, Inc. 2007 Multi-Year Incentive Plan Award Agreement (Restricted Shares)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 6, 2007